EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Mills, the Chief Executive Officer of Body and Mind Inc. (the “Company”), and Dong H. Shim, the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Annual Report on Form 10-K for the year ended July 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date:  December 15, 2020

/s/ Michael Mills
Michael Mills
President, Chief Executive Officer (Principal Executive Officer) and a Director

/s/ Dong Shim
Dong H. Shim
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and a Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.